Exhibit 10.2

[Form of Letter of Intent]

[●], 2020

Uniti Group Inc.

10802 Executive Center Drive

Benton Building, Suite 300

Little Rock, AR 72211

Attention: [●]

Re: Letter of Intent

Dear [●]:

We are pleased that you have decided to enter into a transaction whereby one or more controlled affiliates of and/or funds managed by [●] (the “Investor,” “us” or “our”) would provide capital to Uniti Group Inc. (“Uniti,” the “Company” or “you”) as further described in this binding letter of intent (“LOI”). Each of the Investor and the Company shall be referred to herein from time to time individually as a “Party” or, collectively, as the “Parties.”

Concurrently herewith, the Investor, various other interested parties and you are executing a support agreement (the “Plan Support Agreement”) in respect of a proposed plan of reorganization and settlement (the “Settlement”) of claims and disputes between the Company and the Windstream Debtors (as defined below), including, without limitation, the claims alleged in the adversary proceeding captioned Windstream Holdings, Inc. v. Uniti Group Inc., Case No-19-08279 (RDD) on terms set forth in the termsheet attached to the Plan Support Agreement (the “Termsheet”). For the avoidance of doubt, the obligation of the Parties to consummate the Transaction (as defined below) shall be conditioned on the consummation and effectiveness of the Settlement.

For purposes of this LOI, the term “Windstream Debtors” means Windstream Holdings, Inc., Windstream Services, LLC (“Services”) and the subsidiaries of Services that are debtors and debtors-in-possession in the chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and jointly administered under Case No. 19-22312 (RDD), and the term “Plan of Reorganization” means the plan of reorganization of the Windstream Debtors confirmed by the Bankruptcy Court.

A.	Transaction

The Investor agrees, pursuant to the definitive documentation described below (and, if applicable, pursuant to the second paragraph of Section H below), to purchase from the Company, and the Company agrees to sell and issue to the Investor, upon the terms and subject to the conditions stated in this LOI and the Definitive Documents (as defined below), an aggregate of [●] shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price per share of $6.33 in cash (the “Purchase Price”) through a private placement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission under the 1933 Act (such transaction, the “Transaction”). The Company covenants and agrees that it shall not pay any Special Dividends (as defined below) in the period following the date hereof and prior to the Closing Date (as defined below). As used herein, “Special Dividend” shall mean any dividend in excess of the amounts permitted to be distributed to the Company by Uniti Group LP and further distributed by the Company, in each case, pursuant to the portion of the penultimate paragraph of Section 7.05 of the Credit Agreement, dated as of April 24, 2015, among the Company, Uniti Group, LP, Uniti Group Finance Inc., CSL Capital LLC, Bank of America, N.A. (as Administrative Agent) and the lenders and other parties thereto, as amended through the date hereof and as in effect prior to the Reversion Date (as defined therein), beginning with the words “(B) any dividend or distribution (including any cash dividend or distribution) on or in respect of (x) Parent’s Capital Stock” and ending with the words “or (y) in or after the last fiscal quarter of such taxable year.” The number of Shares of Common Stock to be issued to the Investor and the per Share price therefor shall be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction for which the record date occurs on or prior to the Closing Date (as defined below).

B.	Timing

Upon the satisfaction of the conditions set forth in the Definitive Documents, or if applicable, this LOI, the Transaction will be consummated immediately before, and concurrent with, the effective date of the Settlement (the “Closing Date”).

C.	Definitive Documents

The Parties agree to negotiate in good faith to memorialize the Transaction in a securities purchase agreement and other definitive documentation consistent with the terms and conditions set forth herein (“Definitive Documents”). The Definitive Documents shall contain limited representations and warranties covenants, and conditions precedent consistent with Section F below. Promptly after the date hereof, the Parties shall make all filings required or necessary and take all actions reasonably necessary under applicable law, including the HSR Act (as defined below), to consummate the Transaction. The Investor represents and warrants as of the date hereof and as of the Closing Date, and will represent and warrant in any Definitive Documents, that the Investor: (1) understands that the Shares have not been registered under 1933 Act and, therefore, cannot be transferred or resold unless they are registered under the 1933 Act or unless an exemption from registration is available; (2) is an “accredited investor” as such term is defined in Regulation D under the 1933 Act; (3) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares; (4) is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares; and (5) is buying with investment intent and not with a view to distribution in a manner that would violate the 1933 Act.

D.	REIT Limitations; Other Investors

Notwithstanding anything to the contrary herein, (i) the Investor will not be permitted to acquire any Shares of Common Stock pursuant to the Definitive Documents or otherwise that would result in any person owning (or being treated as owning) more than 9.8% of the Company’s Common Stock in violation of the stock ownership limitations in the Company’s charter, and (ii) for the avoidance of doubt, to the extent that the Investor is prohibited from acquiring any Shares of Common Stock pursuant to clause (i), the Investor shall procure another purchaser for such Shares of Common Stock that is not so prohibited from acquiring such Shares of Common Stock. If the Investor is prohibited from acquiring Shares pursuant to clause (i) above, it may as set forth in the following paragraph designate one or more other purchasers of Shares acceptable to the Investor to acquire such number of Shares as necessary so that the Investor and each such designated purchaser will be in compliance with the stock ownership limitations in the Company’s charter.

The Company (a) will use its reasonable best efforts to provide the Investor with such information as is within its possession or control regarding the ownership of the Company’s stock for the purpose of ensuring compliance with the stock ownership limitations in the Company’s charter and (b) shall give the Investor no less than 7 business days’ written notice of the Closing Date. The Investor, after undertaking commercially reasonable diligence and consulting with knowledgeable tax counsel, shall provide the Company, 3 business days before the Closing Date, with a written representation, dated 3 business days before the Closing Date, that, immediately following the Closing Date, as a consequence of the Investor’s acquisition of Shares pursuant to the Transaction, no person shall own (or be treated as owning) more than 9.8% of the Company’s Common Stock in violation of the stock ownership limitations in the Company’s charter (the “Ownership Representation”). If the Investor is unable to deliver the Ownership Representation with respect to the full number of Shares contemplated by clause (A) above, the Investor shall notify the Company, no later than 3 business days before the Closing Date, of (x) the number of Shares in respect of which the Investor is unable to deliver an Ownership Representation and (y) the other purchaser(s) designated by the Investor to acquire the number of Shares identified pursuant to the preceding clause (x) (each, a “Designated Purchaser”), and the provisions of this paragraph shall apply to each Designated Purchaser mutatis mutandis. No later than two business days after the receipt by the Company of an Ownership Representation from the Investor, if the Company believes that the Ownership Representation received from the Investor is incorrect, the Company shall provide written notice (the “Company Disagreement Notice”) to the Investor specifying in reasonable detail (i) the reasons for such belief and (ii) the number of Shares of Common Stock as to which the Company believes cannot be issued to the Investor without resulting in a violation of clause (i) of the preceding paragraph (such Shares, “Excess Shares”). If the Company has not delivered a Company Disagreement Notice with respect to the Investor, (A) the Company and the Investor shall promptly notify the other party if the Company or the Investor, as the case may be, becomes aware prior to the Closing Date of any facts or circumstances which could result in the Ownership Representation being or becoming incorrect on the Closing Date, (B) the Investor shall bring down its Ownership Representation on the Closing Date, and (C) clause (i) of the preceding paragraph shall not apply with respect to the Investor unless the Company notifies the Investor, prior to the Closing, that the Company has actual knowledge that such Ownership Representation, as brought down to the Closing Date, is or will be incorrect, in which case (1)

the Closing may be postponed for up to 10 business days, and (2) the Company and the Investor shall either (x) use their commercially reasonable efforts to take such actions as will permit the Investor to give, on the Closing Date, an Ownership Representation as to which the Company does not have actual knowledge that such Ownership Representation is incorrect or (y) negotiate in good faith to reach agreement acceptable to each party on a waiver of the ownership limitations in the Company’s charter (a “Disagreement Notice Resolution”); provided that, for the avoidance of doubt, nothing herein or in the Definitive Documents shall be deemed to constitute a waiver of the stock ownership limitations in the Company’s charter with respect to any Shares of Common Stock issued to or thereafter owned by the Investor, or any other shares of Common Stock (or other equity securities) owned (or treated as owned) by the Investor at any time, which limitations shall remain in full force and effect with respect to the Investor (subject to any waiver agreed in accordance with the preceding clause (y)). If the Company has delivered a Company Disagreement Notice to the Investor and has not reached a Disagreement Notice Resolution with the Investor, (i) the Company shall not issue the Excess Shares to the Investor, and (ii) the Investor shall designate another investor (a “Substitute Investor”) to acquire the Investor’s Excess Shares on the Closing Date. If a Designated Purchaser designated by an Investor fails to provide the Ownership Representation at the time specified above or is otherwise prohibited from purchasing Shares on the Closing Date (“Non-Compliant Purchaser”), the Investor shall designate a Substitute Investor to acquire the Non-Compliant Purchaser’s Shares. Any Substitute Investor designated to acquire a Non-Compliant Purchaser’s Shares or an Investor’s Excess Shares must provide the Ownership Representation to the Company immediately prior to consummation of the Transaction.

To the extent that any Designated Purchaser or Substitute Investor does not pay the purchase price for the Shares allocated to such person on the Closing Date, (the “Defaulting Investor Shares” and any such investor, a “Defaulting Investor”), the Closing may be postponed for up to 10 business days and the Investor shall be required to fund, or cause to be funded, such purchase price on behalf of such Defaulting Investor, and, the Investor shall be entitled to exercise all remedies available to it and to the Company against such Defaulting Investor for such breach (other than any remedy which would permit the Investor to acquire any Shares of Common Stock issued to such Defaulting Investor if such Shares could not have been issued to such Investor in compliance with clause (i) in the first paragraph of this Section D). In addition to any other rights or remedies the Investor may have against the Defaulting Investor, but subject to compliance with clause (i) of the first paragraph of this Section D, the Investor shall be entitled to direct the Company to issue on the Closing Date the Defaulting Investor’s Shares to another Substitute Investor. Any Substitute Investor designated to acquire the Defaulting Investor Shares must provide the Ownership Representation to the Company immediately prior to the consummation of the Transaction.

For the avoidance of doubt, except as otherwise expressly provided in this Section D, the Company expressly agrees that nothing in its charter limits the rights of the Investor to purchase the Shares pursuant to this LOI; provided that, for the avoidance of doubt, nothing herein or in the Definitive Documents shall be deemed to constitute a waiver of the stock ownership limitations in the Company’s charter with respect to any Shares of Common Stock issued to or thereafter owned by the Investor (or if applicable, any Designated Purchaser or Substitute Investor), or any other shares of Company stock owned (or treated as owned) by the Investor (or if applicable, any Designated Purchaser or Substitute Investor) at any time, which limitations shall remain in full force and effect with respect to the Investor (or if applicable, any Designated Purchaser or Substitute Investor) (subject to any waiver agreed in accordance with the clause (y) in the second preceding paragraph).

E.	Transfer Restriction; Standstill; Registration Rights

(a) [From the Closing Date until the date that is one year from the Closing Date (the “Restricted Transfer Termination Date”), the Investor (or if applicable, Designated Purchaser or Substitute Investor) shall not be entitled to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares of Common Stock owned by the Investor (or if applicable, Designated Purchaser or Substitute Investor) without the prior written consent of the Company, but excluding any transfer after the Closing Date to an Affiliate that enters into a similar lock-up agreement. In addition,] [a]t any time beginning on the date hereof and until one year after the Closing Date, if the Company notifies the Investor (or if applicable, Designated Purchaser or Substitute Investor) that it is commencing a capital raising transaction and the underwriters have advised that a lock-up agreement from the Investor (or if applicable, Designated Purchaser or Substitute Investor) is necessary or advisable to consummate such offering, the Investor (or if applicable, Designated Purchaser or Substitute Investor) will execute a lock up agreement [with respect to the Shares containing customary terms] [containing the restrictions set out in the first sentence of this Section E]; provided that (i) such lock up shall not restrict or limit the Investor (or if applicable, Designated Purchaser or Substitute Investor) in identifying, negotiating with and designating Designated Purchaser and Substitute Investors pursuant to Section D above, (ii) such lock up shall not exceed 90 days in total duration and (iii) the Company shall have the right to cause the Investor (or if applicable, Designated Purchaser or Substitute Investor) to execute such lock up in relation to only one such capital raising transaction.

(b) The Definitive Documents will require that the Company (x) shall file and keep effective a shelf registration statement (containing customary terms) with the U.S. Securities Exchange Commission to permit the free trading of the Shares following the [Closing] [Restricted Transfer Termination Date] pursuant to a customary shelf registration rights agreement and (y) shall ensure that any restrictive legends relating to transfer restrictions applicable to the Shares arising pursuant to the 1933 Act be removed as promptly as practicable upon the request of the Investor who is eligible to rely on the exemption from the registration requirements of the 1933 Act provided by Rule 144 thereunder upon provision by the Investor (or if applicable, Designated Purchaser or Substitute Investor) of customary certificates and opinions.

(c) From the Closing Date until the date that is one year after the Closing Date (the “Standstill Period”), the Investor agrees (and each Designated Purchaser or Substitute Investor that acquires Shares will agree in the Definitive Documents, and if no Definitive Documents are entered into but the Shares are issued to a Designated Purchaser or a Substitute Investor, then each Designated Purchaser or Substitute Investor will, as a condition to acquiring the Shares, agree, severally and not jointly) that, without the prior written consent of the Company, it will not, and will not permit any of its Affiliates, directly or indirectly to:

(a)       acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any equity securities of the Company or any of its subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities;

(b)       make, initiate, solicit or submit a proposal (public or otherwise) for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license or other similar transaction involving (i) a material portion of the assets or (ii) securities of the Company or any of its subsidiaries;

(c)       make or in any way participate in any “solicitation” of “proxies” to vote or become a participant in any “election contest” (as such terms are used in the proxy rules of the 1934 Act), or agree or announce an intention to vote with any Person undertaking a “solicitation”, or seek to advise or influence any person or group with respect to the voting of any securities of the Company or any subsidiary thereof;

(d)       propose any matter for submission to a vote of shareholders of the Company or call or seek to call a meeting of the shareholders of the Company;

(e)       grant any proxies with respect to any securities of the Company to any Person or deposit any securities of the Company in a voting trust or enter into any other agreement or other arrangement with respect to thereof;

(f)       with any other person (except affiliates), to form, join, encourage the formation of or in any way engage in discussions relating to the formation of, or in any way participate in any “group” within the meaning of Section 13(d)(3) of the 1934 Act  with respect to any securities of the Company or any subsidiary thereof or otherwise in connection with any of the actions prohibited by this Section, including pursuant to any voting agreement or trust;

(g)       take any action, alone or in concert with other Persons, to nominate, remove or oppose the election of any director of the Company or to seek to change the size or composition of the Board of Directors;

(h)       enter into any discussions, negotiations, arrangements or understandings with, or advise, assist, finance or encourage any person with respect to any of the actions prohibited by this Section;

(i)       file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act; or

(j)       call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company.

Notwithstanding the foregoing, this Section E(c) shall be inoperative and of no force and effect if any other person or group (as defined in Section 13(d)(3) of the 1934 Securities Exchange Act) shall enter into an agreement with respect to the acquisition of more than 50% of the outstanding voting securities of the Company or its subsidiaries or assets representing more than 50% of the consolidated assets of the Company and its subsidiaries. Nothing in this Section E(c) shall be understood to prohibit or otherwise limit the Investor from negotiating, evaluating and, if applicable, consummating the Transaction or trading, directly or indirectly, in any index, exchange traded fund, benchmark or other similar basket of securities which may contain, or otherwise reflect the performance of, any securities of the Company.

F.	Conditions

The Investor’s binding obligation to consummate the Transaction shall be further governed by the Definitive Documents and shall be subject to the satisfaction of the following conditions (which may be waived by the Investor): (i) the execution and delivery of a customary registration rights agreement in form and substance reasonably satisfactory to the Investor and the Company, (ii) the Company shall have filed with the NASDAQ Global Select Market a Notification Form: Listing of Additional Shares for the listing of the Shares, and Nasdaq shall have raised no objection to the consummation of the Transaction, (iii) the Bankruptcy Court order approving the Settlement with the Windstream Debtors shall not have been vacated, withdrawn, reversed, modified or stayed, (iv) the Settlement shall become fully effective and consummated according to its terms substantially simultaneously with the consummation of the Transaction, including, without limitation, the effectiveness of the release of all claims and causes of action against the Company and its affiliates contemplated by the Settlement, (v) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, enjoining or preventing the consummation of the Transaction contemplated hereby or in the Definitive Documents shall have been issued or instituted; provided, however, that the entry of a temporary restraining order preventing the consummation of the Transaction shall not be deemed or construed as a permanent failure of this condition and shall only delay the closing for so long as such temporary restraining order is in effect, and (vi) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the Transaction shall have expired or terminated.

The Company’s binding obligation under this LOI to consummate the Transaction with respect to the Investor shall be further governed by the Definitive Documents and shall be subject to satisfaction of the following conditions (which may be waived by the Company): (i) those specified under clauses (i) through (vi) above, (ii) the Investor (and, if applicable, each Designated Purchaser and Substitute Investor) shall have paid in full its purchase price to the Company, (iii) the delivery of the Shares at the Closing to the Investor (and, if applicable, each Designated Purchaser and Substitute Investor) shall not result in any person owning (or being treated as owning) more than 9.8% of the Company’s Common Stock in violation of the stock ownership limitations in the Company’s charter and (iv) no fewer than 38,633,470 shares of Common Stock will be sold at the Closing (adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction); provided that, in the event any other purchaser of shares of Common Stock contemplated by the Termsheet does not purchase its full allocation of shares of Common Stock, fails to designate a Designated Purchaser or Substitute Investor to purchase such shares of Common Stock as contemplated by Section D hereof or has its Letter of Intent terminated, the Company shall, at its option, either waive the condition in this clause (iv) or elect to have a period of 30 calendar days after such termination or the date on which the Company becomes aware that the condition set forth in this clause (iv) cannot be satisfied to find another purchaser for such shares of Common Stock on terms acceptable to the Company (and the Closing Date shall be extended for up to 30 calendar days to allow the Company to find a replacement purchaser within such period) and if the Company is not able to find a purchaser for such shares of Common Stock within such 30 calendar day calendar period, then the other purchasers of shares of Common Stock (other than the defaulting purchaser) shall have the right (but not the obligation) to purchase on the Closing Date their pro rata portion of such shares of Common Stock (with the additional right to purchase any excess), pursuant to the terms of the their respective LOIs (it being understood, for the avoidance of doubt, that any such purchase made under any such LOI shall be subject to the terms of Section D hereof or thereof, as applicable, mutatis mutandis), allocated to such defaulting purchaser to allow the condition contemplated by this clause (iv) to be satisfied.

G.	Exclusivity

In furtherance of the foregoing, the Company agrees that from the date hereof until the earlier of termination of this paragraph pursuant to the last sentence of this Section G and the Closing Date, (a) the Company will not, and will not permit any controlled affiliate to, directly or indirectly (including through any of the Company’s or its controlled affiliates’ respective advisors or representatives), initiate, solicit or deliberately encourage any other proposal or participate in any discussions relating to a Similar Transaction (defined below); (b) the Company shall notify the Investor if the Company or, to the Company’s knowledge, any of its controlled affiliates receives from any person other than the Investor any inquiry, proposal or offer relating to a Similar Transaction and shall provide to the Investor a description of the nature of such inquiry, proposal or offer and the material terms thereof (including any material updates thereto) from any other Party relating to a Similar Transaction; (c) the Company will not, and will not permit its controlled affiliates to, directly or indirectly (including through any of its or its controlled affiliates’ respective advisors or representatives) negotiate or execute a confidentiality agreement relating to a Similar Transaction, or otherwise engage in discussions or negotiations relating to a Similar Transaction, or furnish or disclose any non-public information relating to a Similar Transaction, in each case with or to any person other than the Investor; (d) the Company will not approve, endorse or recommend any Similar Transaction (other than the Transaction); and (e) the Company will not enter into any letter of intent, agreement in principle or other contract relating to any Similar Transaction (other than the Transaction).

For the purposes of this LOI, “Similar Transaction” means a capital-raising transaction to finance the “Purchase Amount” as defined in the Termsheet referenced herein and shall not include (1) any transactions entered into on the date hereof with other investors who are entering into letters of intent with the Company on substantially the same terms set forth herein and (2) the marketing and sale by the Company of the shares of Common Stock of a defaulting purchaser as contemplated by clause (iv) of the second paragraph of Section F hereof.

The foregoing exclusivity provision shall terminate and be of no further force or effect on the earliest to occur of (i) December 31, 2020 if definitive documentation related to the Settlement has not been executed by all parties thereto, (ii) the occurrence of the “Termination Date” under the Plan Support Agreement that could reasonably be expected to prevent the acceptance, consummation or implementation of the Uniti Transactions (as defined in the Plan Support Agreement), (iii) upon written notice by the Company to the Investor if the closing conditions with respect to the Investor or the Company set forth above are not capable of being satisfied as determined by the Company acting reasonably (provided that the Company shall provide notice to the Investor of such determination and the Investor shall have ten business days to seek to remedy such situation, including through waiver of any condition applicable to them, and exclusivity shall terminate after such ten business day period if such situation remains uncured), (iv) upon written notice by the Company to the Investor if the Investor is in material breach of this LOI (provided that the Company shall provide notice to the Investor of such alleged material breach and the Investor shall have ten business days to seek to remedy such situation, and exclusivity shall terminate after such ten business day period if such situation remains uncured), or (v) the date of the consummation of the Transaction; provided, that, any such termination of the exclusivity provision shall not relieve any party from any breach of the exclusivity provision prior to the termination thereof.

H.	Binding Nature; Remedies

The Parties acknowledge and agree that their respective obligations under this LOI are binding and may be enforced in accordance with this Section H. Each of the Company and the Investor acknowledges that it would be impossible to determine the amount of damages that would result from any breach of this LOI by it and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other Party shall, in addition to any other rights or remedies which it may have, be entitled to obtain equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the breaching Party from violating, any of such provisions. In connection with any action, suit or proceeding for injunctive relief, each of the Company and the Investor hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this agreement.

If the Parties fail to enter into Definitive Documents by the date the Bankruptcy Court approves the Settlement, (i) the Investor may waive entry into Definitive Documents and any other conditions to its obligations to consummate the Transaction and compel the Company, subject to the satisfaction of the conditions to the Company’s obligations set forth in Section F, (a) to list the Shares on the NASDAQ Global Select Market and, subject to Section D, to issue and sell the Shares to the Investor (and, if applicable, each Designated Purchaser and Substitute Investor) at the Purchase Price as set forth in Sections A and B and (b) to comply with its covenants and agreements in Section E(b) and (ii) the Company may waive entry into Definitive Documents and any other conditions to its obligations to consummate the Transaction and compel the Investor, subject to the satisfaction of the conditions to the Investor’s obligations set forth in Section F, to purchase the Shares at the Purchase Price as set forth in Sections A and B and (b) to comply with its covenants and agreements in Sections D and E hereof.

I.	No Fiduciary Duties etc.

Neither Party nor its respective affiliates or representatives shall have any legal, fiduciary or other duty to the other Party or its respective affiliates or representatives with respect to the negotiation, execution or the consummation of the Transaction.

J.	Miscellaneous

This LOI constitutes the entire agreement between the Company and the Investor, and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter hereof (it being understood that the Definitive Documents shall supersede this LOI to the extent expressly set forth therein). Each of the Parties represents and warrants to the other party that the execution and delivery of this LOI and the performance of its obligations hereunder have been duly authorized by all necessary organizational action. This LOI shall be governed by the laws of the State of New York without regard to any conflict of laws principles thereof that would cause the laws of any other jurisdiction to be applied to this LOI. All actions, suits and proceedings arising out of or related to this LOI shall be heard and determined in a state or federal court located in New York County, New York and each Party hereto irrevocably submits to the exclusive jurisdiction and venue of such courts in any such action, suit or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court. This LOI may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Facsimile signatures or signatures delivered by email via a “PDF” shall constitute the effective execution and delivery of this LOI and have the same effect as an original signature. This LOI may not be amended or modified except by an instrument in writing signed by each of the Parties hereto. Any agreement on the part of a Party hereto to any waiver of any right granted to such Party hereunder shall be valid only if set forth in a written instrument signed by such Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Investor may not assign any of its rights or obligations hereunder other than to an affiliate of the Investor or a Designated Purchaser or Substitute Investor as set forth in Section D above; provided that any such assignment will not relieve the Investor of its obligations hereunder and any affiliate of the Investor that becomes an assignee hereunder will expressly agree to be bound by the obligations binding on the Investor set forth herein, including Section G. The Company represents and warrants to the Investor that the number of shares of Common Stock outstanding as of the date hereof is 193,263,981.

K.	Termination

This LOI shall terminate (i) by mutual agreement of the Parties upon execution and delivery of such termination in a writing signed by the Parties; (ii) by written notice of either Party to the other Party, if a court of competent jurisdiction has entered a final, non-appealable order prohibiting the consummation of the closing of the Transaction, (iii) on December 31, 2021, if the Parties have not entered into Definitive Documents, (iv) by written notice of either Party to the other Party following the occurrence of the “Termination Date” under the Plan Support Agreement that could reasonably be expected to prevent the acceptance, consummation or implementation of the Uniti Transactions (as defined in the Plan Support Agreement), or (v) by written notice of either Party to the other Party if the closing conditions with respect to the terminating Party’s obligation to consummate the Transaction are not capable of being satisfied (provided that the terminating Party shall provide notice to the other Party of such termination and the other Party shall have ten business days to satisfy such condition.).

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Very truly yours,
[●]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
UNITI GROUP INC.

By:
Name:
Title: